UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 26, 2014 (June 24, 2014)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Healthways, Inc. (the "Company") held on June 24, 2014, the Company's stockholders approved the Healthways, Inc. 2014 Stock Incentive Plan (the "2014 Plan"). The results of the stockholder vote on the Plan are set forth further below under Item 5.07 of this Current Report on Form 8-K.
A description of the 2014 Plan is included as part of Proposal No. 4 in the Company's Proxy Statement that was filed with the Securities and Exchange Commission (the "Commission") on May 13, 2014 and is incorporated herein by reference. Such description is qualified in its entirety by reference to the text of the 2014 Plan, a copy of which was filed as Exhibit 99.1 to the Registration Statement on Form S-8 filed by the Company with the Commission on June 25, 2014.
Item 5.07. Submission of Matters to a Vote of Security Holders.
(a) The Annual Meeting was held on June 24, 2014.
(b) The following proposals were voted upon at the Annual Meeting:

(i)	To elect Bradley S. Karro, Paul H. Keckley, Ph.D., Conan J. Laughlin and Kevin G. Wills as directors of the Company. The results of the election of the above-mentioned nominees were as follows:

	For	Withheld
Bradley S. Karro	27,696,372	193,085
Paul H. Keckley, Ph.D.	27,589,351	300,106
Conan J. Laughlin	27,586,877	302,580
Kevin G. Wills	27,757,175	132,282

(ii)	To consider and act upon non-binding, advisory vote to approve compensation of the Company's named executive officers. The voting results were as follows:

For	Against	Abstain from Voting
20,944,604	6,906,634	37,462

(iii)	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014. The voting results were as follows:

For	Against	Abstain from Voting
27,028,268	975,061	20,186

(iv)	To consider and act upon a proposal to approve the 2014 Plan. The voting results were as follows:

For	Against	Abstain from Voting
24,774,969	3,107,753	5,977

(v)
To consider and act upon a proposal to approve an amendment to the Company's Amended and Restated Bylaws, as amended, to implement majority voting for uncontested elections of directors. The voting results were as follows:

For	Against	Abstain from Voting
27,845,878	36,243	6,577

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer
Date:  June 26, 2014